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                                                                     Exhibit 1.1



                            OHIO CASUALTY CORPORATION
                              (an Ohio corporation)

                                  $175,000,000
                        5.00% Convertible Notes due 2022

                               PURCHASE AGREEMENT

                                                                  March 13, 2002

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
4 World Financial Center
New York, New York  10080

Salomon Smith Barney Inc.
390 Greenwich St.
New York, New York  10013

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44114-2603

Ladies and Gentlemen:

         Ohio Casualty Corporation, an Ohio corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc. ("Salomon") and McDonald Investments Inc. ("McDonald" and collectively with Merrill Lynch and Salomon, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), with respect to (i) the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule I of up to $175,000,000 aggregate principal amount of the Company's 5.00% Convertible Notes due 2022 (the " Notes") and (ii) the grant by the Company to the Initial Purchasers of the option described in
Section 2(b) hereof to purchase up to an additional $26,250,000 aggregate principal amount of the Notes to cover over-allotments, if any. The aforesaid $175,000,000 aggregate principal amount of the Notes (the "Firm Securities") to be purchased by the Initial Purchasers and all or any part of the $26,250,000 of the Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called collectively, the "Securities." The Securities are to be issued pursuant to an indenture dated as of March 19, 2002 (the "Indenture") between the Company and HSBC Bank USA, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)), among the Company, the Trustee and DTC.

         The Securities are convertible into common shares, par value $.125 per share, of the Company (the "Common Shares") in accordance with the terms of the Securities and the Indenture, at the initial conversion price specified in
Schedule II hereto. The Securities will also have the benefit of the registration rights provided under the Registration Rights Agreement, to be dated March 19, 2002 (the "Registration Rights Agreement"), among the Company and Initial Purchasers.


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         The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations) by the Securities and Exchange Commission (the "Commission")).

         The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated March 11, 2002 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated March 13, 2002 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

         For purposes hereof, a "subsidiary" or "subsidiaries" of the Company shall mean an entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

         SECTION 1.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY

         (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

              (i) OFFERING MEMORANDUM. The Offering Memorandum does not, and at Closing Time (and, if any Option Securities are purchased, at each Date of Delivery) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in the Offering Memorandum.

              (ii) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Offering Memorandum, when they became effective or were last amended or filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents become effective






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       or are filed with the Commission, as the case may be, shall conform in all material respects to the requirements of the 1933 Act and 1933 Act Regulations or the 1934 Act and 1934 Act Regulations, as applicable, and none of such documents shall contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

              (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) FINANCIAL STATEMENTS. (a) The financial statements included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Memorandum, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Offering Memorandum present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                           (b) The statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Offering Memorandum have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and, except as disclosed in the financial statements, such accounting practices have been applied on a consistent basis throughout the periods involved.

              (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Except as disclosed in the Offering Memorandum, since the date of the latest audited financial statements included in the Offering Memorandum there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), prospects, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vi) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

              (vii) AUTHORITY OF SUBSIDIARIES. Each subsidiary of the Company has been duly incorporated and is an existing corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum; and each subsidiary of the Company is duly licensed or authorized in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such license or authorization; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each





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       subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

              (viii) CAPITALIZATION. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable. None of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or code of regulations of the Company or under any agreement to which the Company or any of its subsidiaries is a party, or otherwise.

              (ix) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

              (x) AUTHORIZATION OF SECURITIES; ABSENCE OF DEFAULT. The execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, any rule, regulation or order of any governmental agency or body (including, without limitation, any insurance regulatory agency or body) or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or code of regulations of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

              (xi) AUTHORIZATION OF THE INDENTURE, THE REGISTRATION RIGHTS AGREEMENT AND THE SECURITIES. The Indenture and the Registration Rights Agreement have been duly authorized; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to this Agreement at the Closing Time, the Indenture will have been duly authorized, executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Memorandum and the Indenture, and such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. At the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture and the Registration Rights Agreement conform and the Securities will conform to the descriptions thereof in the Offering Memorandum. The use of proceeds of the offering of the Securities as described in the Offering Memorandum has been duly authorized by all necessary action on the part of the Company.

              (xii) AUTHORIZATION AND DESCRIPTION OF COMMON SHARES. The Common Shares conform to all statements relating thereto contained or incorporated by reference in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for Common Shares in accordance with the terms of the Securities and the Indenture; the Common Shares issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.




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              (xiii) ABSENCE OF DEFAULTS OR CONFLICTS. Neither the Company nor
       any of its subsidiaries is (a) in violation of its charter or code of regulations; (b) in default in the performance or observance of any material obligation, agreement, covenant, lease or any other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (c) in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, as described in clauses (b) or (c) above, singly or in the aggregate, have a material adverse effect on the condition (financial or other), prospects, business, properties or results of operations of the Company and its subsidiaries, considered as a whole ("Material Adverse Effect").

              (xiv) ABSENCE OF PROCEEDINGS. Except as disclosed in the Offering Memorandum, there are no pending actions, suits or legal or governmental proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the Company's knowledge, no such actions, suits or legal or governmental proceedings are threatened or contemplated.

              (xv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Offering Memorandum or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

              (xvi) ABSENCE OF FURTHER REQUIREMENTS. No consent, approval, authorization, or order of, or filing with, any governmental agency or body (including, without limitation, any insurance regulatory agency or body) or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been already obtained and except such that the failure to obtain or make would not have a Material Adverse Effect.

              (xvii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

              (xviii) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries hold such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "Insurance Licenses")) as are necessary to the conduct of its business as described in the Offering Memorandum; the Company and each subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Offering Memorandum, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License; and except as disclosed in the Offering Memorandum, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any subsidiary to its parent.




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              (xix) TITLE TO PROPERTY. Except as disclosed in the Offering
       Memorandum, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

              (xx) INVESTMENT COMPANY ACT. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

              (xxi) COMPLIANCE WITH INSURANCE LAWS AND REGULATIONS. Each of the subsidiaries is in compliance with the requirements of the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to each such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have, individually or in the aggregate with other such failures, a Material Adverse Effect.

              (xxii) NO MATERIAL CHANGES IN INSURANCE RESERVING PRACTICES. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included or incorporated in the Offering Memorandum.

              (xxiii) VALIDITY OF REINSURANCE TREATIES. All reinsurance treaties and arrangements to which any subsidiary is a party are in full force and effect and no subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and the subsidiaries, the Company and the subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement; except, in each of the above cases, (i) to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Offering Memorandum and (ii) for such violations or defaults that would not result in a Material Adverse Effect.

              (xxiv) NO TAXES OR DUTIES. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or upon the issuance of the Common Shares upon conversion thereof.

              (xxv) SIMILAR OFFERINGS. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

              (xxvi) RULE 144A ELIGIBILITY. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.





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              (xxvii) REPORTING COMPANY. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

              (xxviii) NO GENERAL SOLICITATION. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

              (xxix) NO COMPENSATED SOLICITATION. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities (except as contemplated by this Agreement).

              (xxx) NO MARKET MANIPULATION. The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (xxxi) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

              (xxxii) NO OUTSTANDING REGISTRATION RIGHTS. Except for the registration rights to be granted to the Initial Purchasers pursuant to the Registration Rights Agreement, there are no persons or entities with registration or other similar rights to require the Company to include any securities in any registration statement filed pursuant to a registration agreement or in any offering made pursuant to any such registration statement.

              (xxxiii) PORTAL DESIGNATION. The Company has been advised that the Securities have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

       (b) Officer's Certificate. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

       SECTION 2.   SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

       (a) Firm Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule II hereto, the respective principal amounts of the Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

       (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $26,250,000 aggregate principal amount of the Option Securities, as set forth in Schedule I, at the price set forth in Schedule II. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Initial Purchasers to the Company setting forth the number of Option Securities as to which the Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option

Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchasers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total number of Firm Securities.

       (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Initial Purchasers, 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time").

       In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, on each Date of Delivery as specified in the notice from the Initial Purchasers to the Company. If settlement for the Option Securities occurs after the Closing Time, the Company will deliver to the Initial Purchasers on the relevant Date of Delivery, and the obligations of the Initial Purchasers to purchase the Option Securities shall be conditioned upon the receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 5(j) hereof.

       Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. Merrill Lynch and Salomon each may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Option Securities, if any, to be purchased by an Initial Purchaser whose funds have not been received by the Closing Time, or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

       (d) Denominations; Registration. The Securities or certificates for the Firm Securities or the Option Securities, if any, as applicable, shall be in such denominations (integral multiples of $1,000) and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Securities or certificates representing the Firm Securities and the Option Securities, if any, as applicable, shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

       SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Initial Purchaser as follows:

       (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

       (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

       (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

       (d) Qualification of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

       (e) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

       (f) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

       (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

       (h) Restriction on Sale of Securities. Between the date hereof and the later of termination of any trading restrictions or the Closing Time with respect to the Securities, the Company will not, without the prior written consent of the Initial Purchasers, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any public offering or 144A offering, any debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities.

       (i) Restriction on Sale of Common Shares. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchasers, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, or (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing and, subject to approval by the shareholders of the Company at its 2002 Annual Meeting of Shareholders, proposed new employee benefit plans of the Company referred to in the Offering Memorandum.

       (j) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

       (k) Information to Publishers. Any information provided by the Company to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the 1933 Act.

       (l) Reserve of Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Common Shares issuable upon conversion of the Securities.

       (m) No Manipulation. The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

       (n) Investment Company Act. The Company will not, for so long as any Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act, and will not be or become, or be or become owned by, a closed-end investment company required to be registered but not registered thereunder.

       (o) No Conversion Price Change. Between the date hereof and the Closing Time or the relevant Date of Delivery, as the case may be, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

       SECTION 4.   PAYMENT OF EXPENSES.

       (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
(vii) any fees payable to rating agencies in connection with the rating of the Securities, and (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

       (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

       SECTION 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of Closing Time, of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, and Debra K. Crane, Esq., Senior Vice President and General Counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibits A and B, respectively hereto and to such further effect as counsel to the Underwriters may reasonably request.

       (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Initial Purchasers, with respect to the incorporation of the Company, the validity of the Securities delivered at the Closing Time, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of an executive officer of the Company, dated as of the Closing Time, to the effect that, to the best of their knowledge after reasonable investigation, (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

       (d) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP and from Ernst & Young, LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

       (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Ernst & Young, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

       (f) Ratings. At the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Securities shall be rated at least Baa2 by Moody's Investor's Service Inc., BB by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and BBB- by Fitch Ratings, and the Company shall have delivered to the Initial Purchasers a letter dated the Closing Time (or, if any Option Securities are purchased, the relevant Date of Delivery), from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability by any "nationally recognized statistical rating agency", as that term is defined by the

Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organizations shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability.

       (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

       (h) Compliance Certificate for Bank Debt. At Closing Time, the Initial Purchasers shall have received a certificate of the chief financial officer ("CFO") of the Company, dated as of the Closing Time, certifying that, (i) with the application of the net proceeds from the offering of the Firm Securities, the Company shall have sufficient additional funds to satisfy all of its obligations under the Credit Agreement, dated October 27, 1997 (the "Credit Agreement"), between the Company and JPMorgan Chase Bank, as agent, (ii) the Company shall satisfy all of its obligations under the Credit Agreement prior to the close of business on the day the Closing Time occurs, and (iii) to the knowledge of the CFO, after due inquiry, there has not been any defaults or events of default by the Company under the Credit Agreement.

       (i) Lock-up Agreement. At the date of this Agreement, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule III hereto.

       (j) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchasers shall have received:

              (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of an executive officer of the Company confirming that since the Closing Time: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Date of Delivery, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Date of Delivery.

              (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinions of Vorys, Sater, Seymour and Pease LLP, counsel for the Company, and Debra
       K. Crane, Esq., Senior Vice President and General Counsel for the Company, each in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

              (iii) OPINION OF COUNSEL FOR INITIAL PURCHASERS. The favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

              (iv) BRING-DOWN COMFORT LETTER. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

       (k) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

       (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

       SECTION 6.   SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

       (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

              (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers"). Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

              (ii) NO GENERAL SOLICITATION. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

              (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

              (iv) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except
       (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

              (v) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

              (vi) DELIVERY OF OFFERING MEMORANDUM. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

       (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

              (i) INTEGRATION. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

              (ii) RULE 144A INFORMATION. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
       Section 13 or 15(d) of the 1934 Act.

              (iii) RESTRICTION ON REPURCHASES. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

       (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer").

       SECTION 7.   INDEMNIFICATION.

       (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                     (iii) against any and all expense whatsoever, as incurred
              (including the fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto).

       (b) Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in the Offering Memorandum.

       (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party pursuant to Section 7(a) for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

       Section 8. CONTRIBUTION. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

       The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in
Schedule I hereto and not joint.

       Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

       SECTION 10.   TERMINATION OF AGREEMENT.

       (a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

       (b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

       Section 11. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

                     (a) if the number of Defaulted Securities does not exceed
              10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                     (b) if the number of Defaulted Securities exceeds 10% of
              the aggregate principal amount of the Securities to be purchased hereunder, this Agreement, or with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase and the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Initial Purchaser.

       No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

       In the event of any such default which does not result in a termination of this Agreement, or in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Initial Purchasers or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

       SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch & Co. at 4 World Financial Center, New York, New York 10080, attention of William Egan, to Salomon Smith Barney Inc. at 390 Greenwich Street, New York, New York 10013, attention of Richard Spiro, and to McDonald Investments Inc., 80 Superior Avenue, Cleveland, Ohio 44114-2603, attention of Jonathan O. Crane; and notices to the Company shall be directed to it at 9450 Seward Road, Fairfield, Ohio 45014, attention of Debra Crane, Senior Vice President and General Counsel.

       SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the

Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

       SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                         Very truly yours,

                                         OHIO CASUALTY CORPORATION


                                         By: /s/ Dan R. Carmichael
                                             ---------------------
                                         Title: President and Chief Executive
                                                Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written:


MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

         By: /s/ Greg Lang
            ---------------
        Authorized Signatory




SALOMON SMITH BARNEY INC.

         By: /s/ James Burke
            ----------------
        Authorized Signatory



MCDONALD INVESTMENTS INC.

         By: /s/ Jonathan O. Crane, Managing Director
            -----------------------------------------
        Authorized Signatory





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